February 29, 2004

Because the electronic
format for
filing Form N-SAR does
not provide
adequate space for
responding to
Items 15A-E correctly,
the correct
answers are
as follows:
For Series 7, 16 and 22 one
additional
sub-custodian needs to be
included:
15.	A)    Custodian /
Subcustodian:
Nedcor Bank Limited
B) Is this a Custodian or
Sub-custodian? (C/S): S
C) City: Johannesburg
D) Foreign Country:
South Africa
E) Foreign Custodian
Rule 17f-5
15.	A)    Custodian /
Subcustodian:
via Societe Generale de
Banques en
Cote d'Ivoire
B) Is this a Custodian or
Sub-custodian? (C/S): S
C) City: Abidjan
D) Foreign Country: Ivory Coast
E) Foreign Custodian Rule 17f-5
15.	A)    Custodian /
Subcustodian: Barclays Bank of
Uganda, Ltd.
B) Is this a Custodian or
Sub-custodian? (C/S): S
C) City: Kampala
D) Foreign Country: Uganda
E) Foreign Custodian Rule 17f-5
15.	A)    Custodian /
Subcustodian: Deutsche Bank N.V.
B) Is this a Custodian or
Sub-custodian? (C/S): S
C) City: Amsterdam
D) Foreign Country: Netherlands
E) Foreign Custodian Rule 17f-5
15.	A)    Custodian /
Subcustodian: DBS Bank Limited
B) Is this a Custodian or
Sub-custodian? (C/S): S
C) City: Singapore
D) Foreign Country: Singapore
E) Foreign Custodian Rule 17f-5
15.	A)    Custodian /
Subcustodian: Deutsche Bank N.V.
B) Is this a Custodian or
Sub-custodian? (C/S): S
C) City: Seoul
D) Foreign Country: Republic of
Korea
E) Foreign Custodian Rule 17f-5






February 29, 2004








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909 A Street
Tacoma, Washington 98402-5120
253-572-9500
Fax: 253-591-3495